UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2017

Newmark Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 372-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On December 26, 2017, Newmark Group, Inc. (the “Company”) completed the sale of an additional 3,000,000 shares of the Company’s Class A common stock, par value $0.01 per share, to the underwriters of the Company’s recently completed initial public offering at the initial public offering price of $14.00 per share ($13.23 per share after deducting underwriting discounts and commissions) pursuant to the underwriters’ full exercise of the overallotment option granted to the underwriters in connection with the Company’s initial public offering (the “Overallotment Option”). The Company received approximately $39.7 million in net proceeds, all of which the Company used to partially repay indebtedness under a certain term loan that the Company assumed from BGC Partners, Inc. (“BGC”) prior to the closing of the Company’s initial public offering.

On December 26, 2017, BGC and the Company issued a joint press release to announce the closing of the sale pursuant to the Overallotment Option. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMARK GROUP, INC.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman

Date: December 26, 2017

[Signature Page to Current Report on Form 8-K of Newmark Group, Inc.

re Exercise of Underwriters’ Overallotment Option]